EXHIBIT 23.3

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-18929 and 333-82953), and on Form S-8 (Nos. 333-108162, 333-118976, 333-118977, 333-124964, 333-143203 and 333-143204) of Noble Energy, Inc. of our report dated February 22, 2008, with respect to the financial statements of Atlantic Methanol Production Company, LLC for the year ended December 31, 2005.

/s/ UHY LLP

Houston, Texas
February 22, 2008